Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - March 2006

	Series Deal Size Expected Maturity	2003-2 $500 MM 04/17/06 *

	Yield	11.11%
Less:	Coupon	6.42%
	Servicing Fee	0.39%
	Net Credit Losses	1.11%
	Excess Spread:
	March-06	3.19%
	February-06	1.93%
	January-06	2.80%
	Three month Average Excess Spread	2.64%
	Delinquency:
	30 to 59 days	1.47%
	60 to 89 days	0.99%
	90 + days	2.04%
	Total	4.50%
	Principal Payment Rate	12.73%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.